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                                                                     EXHIBIT 8.1

                              LIST OF SUBSIDIARIES

         The following is a list of all of Novel Denim's significant subsidiaries as of August 31, 2003, including the name, country of incorporation or residence and of ownership interest and voting power held.

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
                                                                 Percentage
                                    Country of incorporation    of ownership,
       Name of Subsidiary                  or residence        voting interest
---------------------------------   ------------------------   ---------------
Novel Textiles Ltd.                   Mauritius                      98.7%
Novel Denim (HK) Ltd.                 Hong Kong                     100.0%
Novel Garments (Mauritius) Ltd.       Mauritius                     100.0%
Nomacotex Ltd.                        Jersey                        100.0%
Novel Garments International Ltd.     Jersey                        100.0%
Byren Trading Ltd.                    Jersey                        100.0%
Novel Garments (Madagascar) S.A.      Madagascar                    100.0%
Novel Spinner (S.A.)(Pty) Ltd.        South Africa                  100.0%
Novel Weavers (S.A.)(Pty) Ltd.        South Africa                  100.0%
Battel Ltd.                           British Virgin Islands        100.0%
Kotten Ltd.                           British Virgin Islands        100.0%
Good Port Finance Ltd.                British Virgin Islands        100.0%
Novel Dyers (Pty) Ltd.                South Africa                  100.0%
Novel Garments (S.A.) (Pty) Ltd.      South Africa                  100.0%
NDP Holdings Limited                  British Virgin Islands        100.0%
NDP Investment Limited                British Virgin Islands        100.0%
Noveltex Trading Limited              Hong Kong                     100.0%
NDP Trading Limited                   Hong Kong                     100.0%
NDP Fabrics Limited                   Hong Kong                     100.0%
Income Pearl Limited                  Hong Kong                     100.0%
Novel Dyeing and Printing Mills       China                         100.0%
    Limited
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